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                                                                     EXHIBIT 5.1



                               September 18, 2001




                                                                   C 22632-00025

Del Monte Corporation
Del Monte Foods Company
One Market @ The Landmark
P.O. Box 193575
San Francisco, California  94105

        Re:   Exchange of 9 1/4% Senior Subordinated Notes due 2011

Ladies and Gentlemen:

        We have acted as special counsel for Del Monte Corporation, a New York corporation (the "Company"), and Del Monte Foods Company, a Delaware corporation (together with the Company, the "Registrants"), in connection with the Company's proposed offer to exchange (the "Exchange Offer") all of its Series B 9 1/4% Senior Subordinated Notes due 2011 registered under the Securities Act of 1933, as amended (the "Exchange Notes"), of the Company for a like amount of 9 1/4% Senior Subordinated Notes due 2011 issued May 15, 2001 (the "Outstanding Notes"). The Exchange Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis (the "Note Guarantee") by Del Monte Foods Company (the "Guarantor"). The Exchange Notes will be issued under the Indenture dated as of May 15, 2001 (the "Indenture"), by and among the Company, the Guarantor and Bankers Trust Company, as trustee (in such capacity, the "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

        As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-64802) filed by the Registrants with the Securities and Exchange Commission ("Commission") to register under the Securities Act of 1933, as amended, the issuance of the Exchange Notes and the Note Guarantee; (ii) the Indenture; (iii) the form of the Exchange Notes to be issued in the Exchange Offer; and (iv) the form of the Note Guarantee. The Indenture, the Exchange Notes and the Note Guarantee are sometimes referred to herein collectively as the "Documents." We have also made such other inquiries and examined, among
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September 18, 2001
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other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

        In rendering this opinion, we have assumed:

        (a) Each party to the Documents (i) has all requisite power and authority to execute, deliver and perform its obligations thereunder, (ii) has duly authorized, by all necessary action on such party's part, the execution and delivery of each such Document and the performance of such obligations and (iii) has duly executed and delivered each such Document;

        (b) Each of the Documents is the legal, valid and binding obligation of, and is enforceable against, each party thereto (other than the Company and the Guarantor, as to which the assumptions in this clause (b) do not apply) in accordance with its terms;

        (c) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals; and

        (d) The Company is a corporation duly organized and validly existing under the laws of the State of New York.

        (e) Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware.

        Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

        1. The Exchange Notes, when executed and authenticated in accordance with the provisions of the Indenture in exchange for the Outstanding Notes, will be duly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2. When the Exchange Notes have been executed and authenticated in accordance with the provisions of the Indenture, the Note Guarantee will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

        The foregoing opinions are subject to the following exceptions, qualifications and limitations:

        A. We are admitted to practice in the States of California and New York and express no opinion as to matters governed by any laws other than the laws of the States of California and

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September 18, 2001
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New York and the federal laws of the United States of America and, for the limited purpose of the opinion given in numbered paragraph 2 above, Delaware General Corporation Law (the "DGCL"). We are not admitted to practice in the State of Delaware. However, for the limited purpose of the opinion given in numbered paragraph 2 above, we are generally familiar with the DGCL as presently in effect and did not feel it necessary to obtain the opinion of Delaware counsel. This opinion is limited to the effect of the present state of the laws of the States of California, New York and for the limited purpose set out above, Delaware, and of the United States of America and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

        B. Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting any rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

        C. Our opinions are subject to (i) the effectiveness of any waiver (whether or not stated as such) under the Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) the effect on the enforceability of the Note Guarantee against the Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by the Guarantor; (v) any provisions of the Documents that may be construed as penalties or forfeitures; or (vi) the effectiveness of any covenants (other than covenants relating to the payment of principal, interest, make whole premium, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default.

        D. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Documents (i) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy or (ii) requiring written amendments or waivers of such

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documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        E. We have assumed that there are no agreements or understandings between or among the parties to the Documents or third parties that would expand, modify or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder.

        F. We express no opinion as to the applicability to, or the effect of noncompliance by, the Trustee with any state or federal laws applicable to the transactions contemplated by the Documents because of the nature of the business of such party.

        This opinion is rendered solely for your benefit and the benefit of those persons participating in the Exchange Offer. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. Except as stated above, without our prior written consent, this may not be furnished or quoted to, or relied upon by, and other person or entity or any purpose.


                                       Very truly yours,

                                       /s/Gibson, Dunn & Crutcher LLP
                                       -----------------------------------------

                                       GIBSON, DUNN & CRUTCHER LLP


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